                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                Current Report pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 29, 1999

                       Commission File Number: 000-25269

                               VerticalNet, Inc.
            (Exact name of registrant as specified in its charter.)


            Pennsylvania                                23-2815834
----------------------------------                 -------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

                               700 Dresher Road
                               Horsham, PA 19044
             -----------------------------------------------------
              (Address of principal executive offices, including
                                   zip code)


     Registrant's telephone number, including area code:   (215) 328-6100


                        2 Walnut Grove Drive, Suite 150
                               Horsham, PA 19044
                       ---------------------------------
                            (Former name or former
                    address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

  On July 29, 1999, VerticalNet, Inc. ("VerticalNet" or the "Company"), a Pennsylvania Corporation, purchased all of the capital stock of LabX Technologies Inc. ("LabX"), a Manitoba, Canada Corporation, the owner and operator of an Internet trading community focused on the electronic commerce of scientific equipment on the Internet. LabX's Web site community allows participants to communicate their buying and selling requirements for laboratory equipment.

The acquisition was consummated pursuant to a Stock Purchase Agreement (the "Agreement") dated July 29, 1999 among the Company, 4052995 Manitoba Ltd., a Manitoba corporation, LabX, Robert A. Kafato, an individual, Joan A. Kafato, an individual, Kenneth K. Piech, an individual, and Ronald K. Randall, an individual. The terms of the Agreement were negotiated on an arms-length basis.

Pursuant to the Agreement, the consideration for the acquisition of LabX was $1,600,000 in cash and 34,897 shares of VerticalNet common stock having a fair market value of $2,833,755. The transaction costs incurred by the Company are approximately $200,000. The cash portion of the purchase price was financed by proceeds from the Initial Public Offering of the Company's common stock that was consummated in February 1999.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of LabX:
               Report of Independent Public Accountants
               Balance Sheets
               Statements of Operations
               Statements of Shareholders' Equity (Deficit)
               Statements of Cash Flows
               Notes to Financial Statements

         (b)  Pro Forma Financial Information.

              Pro Forma Financial Statements (unaudited):
               Basis of Presentation
               Pro Forma Condensed Consolidated Balance Sheet
               Pro Forma Consolidated Statements of Operations
               Notes to Pro Forma Condensed Consolidated Financial Statements

         (c)  Exhibits

               2.1 Stock Purchase Agreement by and among VerticalNet, Inc., 4052995 Manitoba Ltd., LabX Technologies Inc., Robert A. Kafato, Joan A. Kafato, Kenneth K. Piech, and Ronald K. Randall

               23.1  Consent of Arthur Andersen LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To LabX Technologies Inc.


We have audited the accompanying balance sheet of LabX Technologies Inc. (a Manitoba, Canada corporation) as of September 30, 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LabX Technologies Inc. as of September 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.



Philadelphia, Pennsylvania
 July 30, 1999

                             LABX TECHNOLOGIES INC.
                             ----------------------

                                 BALANCE SHEETS
                                 --------------

                                                                       September 30,        June 30,
                                                                            1998              1999
                                                                      ----------------  ----------------
                               ASSETS                                                     (unaudited)
                               ------
CURRENT ASSETS:
 Cash                                                                          $24,369         $ 49,714
 Accounts receivable, net of allowance for doubtful accounts of
  $4,910 and $7,350                                                             13,649           33,844

 Prepaid expenses                                                                   --            2,923
                                                                               -------         --------
          Total current assets                                                  38,018           86,481
PROPERTY AND EQUIPMENT, net                                                     10,877           17,872
                                                                               -------         --------
                                                                               $48,895         $104,353
                                                                               =======         ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
               ------------------------------------
CURRENT LIABILITIES:
 Shareholder advances                                                          $ 4,413         $  3,233
 Accounts payable                                                                1,236              943
 Accrued liabilities                                                             4,367            8,510
 Accrued income taxes                                                            3,892               --
 Deferred revenues                                                              32,723           61,819
                                                                               -------         --------
          Total current liabilities                                             46,631           74,505
                                                                               -------         --------
SHAREHOLDERS' EQUITY:
 Common stock, no par value, unlimited shares
 authorized, 100 shares issued and outstanding                                      73               73
 Retained earnings                                                               2,191           29,775
                                                                               -------         --------
          Total shareholders' equity                                             2,264           29,848
                                                                               -------         --------
                                                                               $48,895         $104,353
                                                                               =======         ========


        The accompanying notes are an integral part of these statements.

                             LABX TECHNOLOGIES INC.
                             ----------------------


                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                                 Nine Months Ended
                                                             Year Ended               June 30,
                                                           September 30,    ---------------------------
                                                                1998            1998           1999
                                                          ----------------  -------------  -------------
                                                                                    (unaudited)
REVENUES                                                           $91,217        $53,973       $155,029
                                                                   -------        -------       --------
COSTS AND EXPENSES:
 Editorial and operational                                          20,359          9,037         40,035
 Product development                                                 8,497          7,302         30,284
 Sales and marketing                                                18,088          7,837         18,890
 General and administrative                                         20,829         17,600         30,452
                                                                   -------        -------       --------
         Total costs and expenses                                   67,773         41,776        119,661
                                                                   -------        -------       --------
         Operating income                                           23,444         12,197         35,368

INCOME TAXES                                                         3,892          1,372          7,784
                                                                   -------        -------       --------
NET INCOME                                                         $19,552        $10,825       $ 27,584
                                                                   =======        =======       ========



        The accompanying notes are an integral part of these statements.

                             LABX TECHNOLOGIES INC.
                             ----------------------


                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  --------------------------------------------

                                                                                              Total
                                               Common Stock              Retained         Shareholders'
                                        ---------------------------      Earnings             Equity
                                           Shares         Amount         (Deficit)          (Deficit)
                                        -------------  ------------  -----------------  ------------------
BALANCE, SEPTEMBER 30, 1997                       100           $73          $(17,361)           $(17,288)
 Net income                                        --            --            19,552              19,552
                                        -------------  ------------  ----------------   -----------------
BALANCE, SEPTEMBER 30, 1998                       100            73             2,191               2,264
 Net income                                        --            --            27,584              27,584
                                        -------------  ------------  ----------------   -----------------
BALANCE, JUNE 30, 1999
 (unaudited)                                      100           $73          $ 29,775            $ 29,848
                                        =============  ============  ================   =================





        The accompanying notes are an integral part of these statements.

                             LABX TECHNOLOGIES INC.
                             ----------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                                      Nine Months Ended
                                                              Year Ended                   June 30,
                                                            September 30,     ---------------------------------
                                                                 1998               1998              1999
                                                          ------------------  ----------------  ----------------
                                                                                         (unaudited)
OPERATING ACTIVITIES:
 Net income                                                        $ 19,552           $10,825          $ 27,584
 Adjustments to reconcile net income to net cash
  provided by operating activities-
   Depreciation and amortization                                      6,482             5,098             5,146
   Provision for doubtful accounts                                    4,910             3,480             2,440
   Change in assets--
     Accounts receivable                                            (16,750)           (6,981)          (22,635)
     Prepaid expenses                                                    --                --            (2,923)
   Change in liabilities--
     Accounts payable                                                (2,017)           (2,470)             (293)
     Accrued liabilities                                              4,367             1,018             4,143
     Accrued income taxes                                             3,892             1,372            (3,892)
     Deferred revenues                                               25,471            14,277            29,096
                                                                   --------           -------          --------
       Net cash provided by operating activities                     45,907            26,619            38,666
                                                                   --------           -------          --------
INVESTING ACTIVITIES
 Capital expenditures                                                (7,369)           (5,015)          (12,141)
                                                                   --------           -------          --------
FINANCING ACTIVITIES
 Net repayments of shareholder advances                             (15,800)           (9,588)           (1,180)
                                                                   --------           -------          --------
INCREASE IN CASH                                                     22,738            12,016            25,345
CASH, BEGINNING OF PERIOD                                             1,631             1,631            24,369
                                                                   --------           -------          --------
CASH, END OF PERIOD                                                $ 24,369           $13,647          $ 49,714
                                                                   ========           =======          ========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Income taxes paid                                                 $     --           $    --          $ 11,756
                                                                   ========           =======          ========



        The accompanying notes are an integral part of these statements.

                             LABX TECHNOLOGIES INC.
                             ----------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1998 and 1999 is unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

The Company
-----------

LabX Technologies Inc. ("LabX" or the "Company") is the owner and operator of an Internet trading community focused on scientific equipment that operates under
the tradename "LabX.Com."   The Company's trading community allows participants
to communicate their buying and selling requirements for laboratory equipment. The Company was incorporated in July 1987.

The Company currently generates its revenue primarily from Internet advertising and additional revenue from the creation and hosting of Web sites.

Foreign Currency Translation
----------------------------

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," the Company has determined that the United States ("US") dollar is its functional currency since the Company primarily generates its revenues and bills its customers in US dollars.

The transactions of the Company denominated in Canadian dollars have been remeasured in US dollars and the resulting gain or loss is included in net income for the respective period.

Interim Financial Statements
----------------------------

The financial statements as of June 30, 1999 and for the nine months ended June 30, 1998 and 1999 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the nine months ended June 30, 1998 and 1999 are not necessarily indicative of the results to be expected for the entire year.

Property and Equipment
----------------------

Property and equipment are stated at cost, net of accumulated depreciation and amortization computed on a straight-line basis over the estimated useful lives of three years for computer equipment and purchased software and five years for office equipment and furniture.

Revenues and Editorial and Operational Expenses
-----------------------------------------------

The Company's revenues are derived principally from advertising contracts, which include the initial construction of the on-line advertisement. The advertising contracts do not extend beyond one year. Advertising revenues are recognized ratably over the contract period. Revenue related to the hosting of Web sites is recognized ratably over the hosting period, while revenue related to the creation of Web sites is recognized upon completion of the project.

The Company has not recognized any revenue related to barter transactions, as such transactions were immaterial for the year ended September 30, 1998 and the nine months ended June 30, 1998 and 1999.

Editorial and operational expenses primarily consist of Internet connection charges, depreciation, purchased content, salaries and benefits of operating and editorial personnel and other related operating costs.

Concentration of Credit Risk
----------------------------

The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses. No single customer accounted for greater than 10% of total revenues for the year ended September 30, 1998 and the nine months ended June 30, 1998 and 1999.

Financial Instruments
---------------------

The Company's financial instruments principally consist of cash, accounts receivable, accounts payable, accrued expenses and advances that are carried at cost, which approximates fair value.

Product Development
-------------------

Product development costs consist principally of salaries and related costs, which are charged to expense as incurred.

Advertising Costs
-----------------

The Company charges advertising costs to expense as incurred. Advertising expense was $7,540, $2,254 and $5,089 for the year ended September 30, 1998 and the nine months ended June 30, 1998 and 1999, respectively.

Income Taxes
------------

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the tax effect of net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operating results in the period that includes the enactment date. A valuation allowance is recorded against deferred tax assets if it is more likely than not that such assets will not be realized.

Accounting for Impairment of Long-Lived Assets
----------------------------------------------

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of such assets.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT:
   -----------------------

                                                     September 30,         June 30,
                                                         1998                1999
                                                  -------------------  -----------------
Computer equipment and purchased software
                                                            $ 24,140           $ 32,574
Office equipment and furniture                                   742              4,449
                                                  -------------------  -----------------
                                                              24,882             37,023
Less-Accumulated depreciation and amortization               (14,005)           (19,151)
                                                  -------------------  -----------------
                                                            $ 10,877           $ 17,872
                                                  ===================  =================


3. SHAREHOLDER ADVANCES AND OTHER RELATED-PARTY TRANSACTIONS:
   ----------------------------------------------------------

Shareholder advances consist of advances made by a certain officer/shareholder to the Company since its inception. The balances outstanding as of September 30, 1998 and June 30, 1999 were $4,413 and $3,233, respectively, have no defined terms and do not bear interest.

During the nine months ended June 30, 1999, the Company paid $6,500 to a shareholder for consulting services provided to the Company.

4. INCOME TAXES:
   -------------

During the year ended September 30, 1998, the Company utilized $6,330 of operating losses from prior years to reduce taxable income for federal and provincial income tax purposes.

A reconciliation of the federal income tax rate to the effective income tax rate for the year ended September 30, 1998 is as follows:

  Federal taxes                                              28.0%
  Provincial taxes                                           17.0
  Federal small business deduction                          (16.0)
  Utilization of loss carryforwards                          (5.9)
  Other                                                      (6.5)
                                                            -----
                                                             16.6%
                                                            =====

Deferred income taxes at September 30, 1998 and June 30, 1999 were immaterial.

5. COMMON STOCK:
   -------------

The Company is authorized to issue an unlimited amount of no par voting Common stock.

6. SUBSEQUENT EVENT:
   -----------------

On July 29, 1999, the Company and its shareholders executed an agreement to sell the stock of the Company to VerticalNet, Inc., an owner and operator of several vertical trade communities.

                               VERTICALNET, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (unaudited)


The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the related pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, give effect to the acquisition of all the capital stock of LabX, as described in
Note 2 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of June 30, 1999, in the case of the pro forma condensed consolidated balance sheet, and as of January 1, 1998, in the case of the pro forma consolidated statements of operations.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, also give effect to the acquisition of Techspex, Inc. ("Techspex"), completed on June 14, 1999, as described in Note 3 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of Janurary 1, 1998.

In addition, the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 also gives effect to the acquisitions of Boulder Interactive Technology Services Company ("BITC") and Informatrix Worldwide, Inc. ("Informatrix"), completed in 1998, as described in Note 4 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, as if the transactions had occurred as of January 1, 1998.

The pro forma condensed consolidated financial statements have been prepared by the management of the Company and should be read in conjunction with the Company's historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, the historical financial statements of LabX, which are included elsewhere in this Form 8-K, the historical financial statements of Techspex filed on Form 8-K dated June 14, 1999 and the historical financial statements of BITC and Informatrix filed in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. Since the pro forma financial statements which follow are based upon the financial condition and operating results of LabX, Techspex, BITC and Informatrix during periods when they were not under the control or management of VerticalNet, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on January 1, 1998 nor are they indicative of future financial or operating results.

                                   VERTICALNET, INC.

                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                    JUNE 30, 1999





                                                                        Historical (Note 1)
                                                                  -----------------------------
                                                                                                Pro Forma
                                                                  VertitcalNet          LabX   Adjustments            Pro Forma
                                                                  ------------         -----   -----------            ---------
Assets
Current assets:

    Cash and cash equivalents                                      $ 20,235,068     $ 49,714  $ (1,800,000)  (a)     $18,484,782
    Short-term investments                                           12,480,457            -             -            12,480,457
    Accounts receivable, net of allowance for doubtful accounts       4,446,631       33,844             -             4,480,475
    Prepaid expenses and other assets                                 2,945,708        2,923             -             2,948,631
                                                                   ------------    ---------   -----------           -----------
              Total current assets                                   40,107,864       86,481    (1,800,000)           38,394,345
Property and equipment, net                                           1,816,460       17,872             -             1,834,332
Goodwill and other intangibles, net of accumulated amortization       8,159,583            -     4,603,907   (b)      12,763,490
Long-term investments                                                14,376,407            -             -            14,376,407
Deferred charges and other assets                                     1,809,617            -             -             1,809,617
                                                                   ------------    ---------   -----------           -----------
              Total assets                                         $ 66,269,931    $ 104,353   $ 2,803,907           $69,178,191
                                                                   ============    =========   ===========           ===========
Liabilities and Shareholders' Equity
Current liabilities:
    Current portion of long-term debt                                 $ 823,480          $ -           $ -             $ 823,480
    Accounts payable                                                  1,896,362          943             -             1,897,305
    Accrued expenses                                                  2,372,080        8,510             -             2,380,590
    Deferred revenues                                                 5,820,222       61,819             -             5,882,041
    Shareholder Advances                                                      -        3,233             -                 3,233
                                                                   ------------    ---------   -----------           -----------
              Total current liabilities                              10,912,144       74,505             -            10,986,649
Long-term debt, net of current portion                                  517,293            -             -               517,293
                                                                                                 2,833,755   (a)
Shareholders' equity                                                 54,840,494       29,848       (29,848)  (c)      57,674,249
                                                                   ------------    ---------   -----------           -----------
              Total liabilities and shareholders' equity           $ 66,269,931    $ 104,353   $ 2,803,907           $69,178,191
                                                                   ============    =========   ===========           ===========




                The accompanying notes are an integral part of these statements.

                                VERTICALNET, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998




                                                                               Historical (Note 1)
                                                               --------------------------------------------------

                                                                                                                   Pro Forma
                                                               VerticalNet      BITC     Informatrix   Techspex    Adjustments
                                                               ------------  ---------   -----------   ----------  ------------
Revenues                                                        $ 3,134,769   $437,628     $ 32,442    $ 307,554           $ -
                                                               ------------  ---------   ----------   ----------  ------------
Costs and Expenses:
   Editorial and operational                                      3,237,971    121,726      253,503       72,937      (180,000)(h)
   Product development                                            1,404,557          -       75,766       22,142             -
   Sales and marketing                                            7,894,662    123,542      426,058      218,264             -
   General and administrative                                     3,823,593    327,879       93,131      183,518             -
                                                                                                                     1,114,925 (f)

   Amortization of goodwill and other intangibles                   282,990          -            -            -       922,401 (j)
                                                               ------------  ---------   ----------   ----------  ------------
        Operating loss                                          (13,509,004)  (135,519)    (816,016)    (189,307)   (1,857,326)
                                                               ------------  ---------   ----------   ----------  ------------
Interest and dividend income                                        212,130        143            -            -             -

                                                                                                                        43,144 (g)
Interest expense                                                   (297,401)         -      (37,978)     (43,144)       35,025 (i)
                                                               ------------  ---------   ----------   ----------  ------------
        Interest, net                                               (85,271)       143      (37,978)     (43,144)       78,169
Income taxes                                                              -          -            -            -             -
                                                               ------------  ---------   ----------   ----------  ------------
Net loss                                                       $(13,594,275) $(135,376)  $ (853,994)  $ (232,451) $ (1,779,157)
                                                               ============  =========   ==========   ==========  ============

Basic and diluted net loss per share                           $      (5.29)
                                                               ============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 5)     2,570,550
                                                               ============




                                                                                   Historical
                                                                                    (Note 1)
                                                                                   ----------
                                                                                               Pro Forma
                                                                   Total              LabX    Adjustments         Pro Forma
                                                              ------------          --------  ------------      ------------
Revenues                                                       $ 3,912,393          $ 91,217           $ -       $ 4,003,610
                                                              ------------          --------  ------------      ------------
Costs and Expenses:
   Editorial and operational                                     3,506,137            20,359             -         3,526,496
   Product development                                           1,502,465             8,497             -         1,510,962
   Sales and marketing                                           8,662,526            18,088             -         8,680,614
   General and administrative                                    4,428,121            20,829             -         4,448,950

   Amortization of goodwill and other intangibles                2,320,316                 -     1,534,636 (d)     3,854,952
                                                              ------------          --------  ------------      ------------
        Operating loss                                         (16,507,172)           23,444    (1,534,636)      (18,018,364)
                                                              ------------          --------  ------------      ------------
Interest and dividend income                                       212,273                 -             -           212,273

Interest expense                                                  (300,354)                -             -          (300,354)
                                                              ------------          --------  ------------      ------------
        Interest, net                                              (88,081)                -             -           (88,081)
Income taxes                                                             -             3,892        (3,892)(e)             -
                                                              ------------          --------  ------------      ------------
Net loss                                                      $(16,595,253)         $ 19,552  $ (1,530,744)     $(18,106,445)
                                                              ============          ========  ============      ============

Basic and diluted net loss per share                                                                                 $ (6.74)
                                                                                                                ============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 5)                                                      2,686,664
                                                                                                                ============


The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999





                                                                   Historical (Note 1)
                                                                -------------------------
                                                                                             Pro Forma
                                                                 VerticalNet    Techspex    Adjustments        Total
                                                                ------------    ---------   -----------     ------------
Revenues                                                         $ 5,484,959    $ 151,258    $        -      $ 5,636,217
                                                                ------------    ---------    ----------     ------------
Costs and Expenses:
   Editorial and operational                                       2,884,756       32,801             -        2,917,557
   Product development                                             2,694,704       10,344             -        2,705,048
   Sales and marketing                                             9,176,807       95,659             -        9,272,466
   General and administrative                                      3,350,071       54,552             -        3,404,623
   Amortization of goodwill and other intangibles                    610,469            -       511,007 (f)    1,121,476
                                                                ------------    ---------    ----------     ------------
        Operating loss                                           (13,231,848)     (42,098)     (511,007)     (13,784,953)
                                                                ------------    ---------    ----------     ------------

Interest and dividend income                                       1,037,936            -             -        1,037,936
Interest expense                                                    (175,557)     (12,501)       12,501 (g)     (175,557)
                                                                ------------    ---------    ----------     ------------
        Interest, net                                                862,379      (12,501)       12,501          862,379
Income taxes                                                               -            -             -                -
                                                                ------------    ---------    ----------     ------------
Net loss                                                        $(12,369,469)   $ (54,599)   $ (498,506)    $(12,922,574)
                                                                ============    =========    ==========     ============

Basic and diluted net loss per share                                 $ (0.91)
                                                                ============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 5)     13,520,933
                                                                ============








                                                                Historical
                                                                 (Note 1)
                                                                ----------
                                                                              Pro Forma
                                                                   LabX      Adjustments      Pro Forma
                                                                 --------    -----------     ------------
Revenues                                                         $ 93,571            $ -      $ 5,729,788
                                                                 --------     ----------     ------------
Costs and Expenses:
   Editorial and operational                                       19,328              -        2,936,885
   Product development                                             15,174              -        2,720,222
   Sales and marketing                                             21,855              -        9,294,321
   General and administrative                                      11,983              -        3,416,606
   Amortization of goodwill and other intangibles                       -        767,318 (d)    1,888,794
                                                                 --------     ----------     ------------
        Operating loss                                             25,231       (767,318)     (14,527,040)
                                                                 --------     ----------     ------------

Interest and dividend income                                            -              -        1,037,936
Interest expense                                                        -              -         (175,557)
                                                                 --------     ----------     ------------
        Interest, net                                                   -              -          862,379
Income taxes                                                        5,632         (5,632)(e)            -
                                                                 --------     ----------     ------------
Net loss                                                         $ 19,599     $ (761,686)    $(13,664,661)
                                                                 ========     ==========     ============

Basic and diluted net loss per share                                                              $ (1.00)
                                                                                             ============
Weighted average shares outstanding
    used in basic and diluted  per-share calculation (Note 5)                                  13,597,612
                                                                                             ============



The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)


Note 1: HISTORICAL FINANCIAL STATEMENTS:

The historical balances of VerticalNet, Inc. ("VerticalNet" or the "Company") represent the consolidated balance sheet as of June 30, 1999, and the consolidated results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, as reported in the consolidated financial statements which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the three and six months ended June 30, 1999. The historical balances of Boulder Interactive Technology Services ("BITC") and Informatrix Worldwide, Inc. ("Informatrix") for the year ended December 31, 1998, represent the results of operations for BITC and Informatrix prior to their acquisition by the Company during the year ended December 31, 1998, and were derived from their historical financial statements included in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. The historical balances of Techspex, Inc. ("Techspex") for the year ended December 31, 1998 and six months ended June 30, 1999, represent the results of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999, which were derived from the historical financial statements filed in the Form 8-K dated June 14, 1999 and reflect the results of its operations prior to its acquisition by the Company. The historical balances of LabX Technologies Inc. ("LabX") were derived from the historical balance sheet as of June 30, 1999, and the statements of operations for the fiscal year ended September 30, 1998 and the nine months ended June 30, 1999, included in this Form 8-K.

Note 2: ACQUISITION OF LABX TECHNOLOGIES, INC:

On July 29, 1999, VerticalNet entered into a Stock Purchase Agreement by and among VerticalNet, Inc., 4052995 Manitoba Ltd., LabX Technologies Inc., Robert
A. Kafato, Joan A. Kafato, Kenneth K. Piech, and Ronald K. Randall to acquire all of the capital stock of LabX for approximately $4.6 million, including transaction costs. The acquisition will be accounted for under the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation, including the amount of deferred revenue recorded in connection with the acquisition, has been based on estimates that are tentative and may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed financial statements. The purchase price less the net assets acquired was approximately $4.6 million, which has been allocated to existing technology and goodwill of approximately $500,000 and $4.1 million, respectively. The existing technology and goodwill and will be amortized on a straight-line basis over 36 months.

The following pro forma adjustments for the LabX acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the unaudited pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(a) Reflects the consideration issued by the Company to consummate the acquisition as follows:

        Cash                                                        $1,600,000
        Transaction costs                                              200,000
        VerticalNet common stock                                     2,833,755
                                                                    ----------
                                                                    $4,633,755
                                                                    ==========

(b) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

        Total purchase price                                        $4,633,755
        Fair value of net assets acquired                              (29,848)
                                                                    ----------
                                                                    $4,603,907
                                                                    ==========

     The purchase price was allocated as follows:

        Existing technology (estimated useful life of 36 months)    $  500,000
        Goodwill (estimated useful life of 36 months)                4,103,907
                                                                    ----------
                                                                    $4,603,907
                                                                    ==========

(c)  Reflects the elimination of the historical equity accounts of LabX.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(d) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to goodwill and existing technology acquired based upon the estimated useful life for both of 36 months.

(e) Represents the elimination of tax expense incurred on the net income of LabX.

Note 3: TECHSPEX INC. ACQUISTION INFORMATION:

On June 14, 1999, the Company acquired all of the capital stock of Techspex for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $311,000 in cash (including transaction costs of $100,000) and 44,997 shares of Company common stock with a fair market value of approximately $3.0 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $3.3 million, which has been recorded as goodwill and
will be amortized on a straight-line basis over 36 months.   Refer to the
Company's Form 8-K, filed on June 29, 1999, for additional information.

The Techspex acquisition is reflected in the June 30, 1999 VerticalNet historical balance sheet, therefore pro forma adjustments to the Condensed Consolidated Balance Sheet are not required.

The following pro forma adjustments for the Techspex acquisition are reflected in the pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999:

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(f) Represents additional amortization expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, relating to goodwill based upon the estimated useful life of 36 months.

(g) Represents the elimination of interest expense incurred on the notes payable of Techspex.

Note 4: BOULDER INTERACTIVE TECHNOLOGY SERVICES AND INFORMATRIX WORLDWIDE INC. ACQUISTION INFORMATION:

On September 1, 1998, the Company acquired all of the outstanding stock capital stock of BITC for $1.8 million in cash. On September 30, 1998, the Company acquired all the outstanding capital stock of Informatrix for 46,154 shares of the Company's common stock valued at $153,000. Contingent on achieving future sales targets during 1998, Informatrix shareholders later received 3,738 additional shares of the Company's common stock valued at approximately $32,000. Both acquisitions were accounted for using the purchase method of accounting. The purchase price plus net liabilities assumed, which was recorded as goodwill and is being amortized on a straight line basis over 36 months, was approximately $1.9 million and $903,000 for BITC and Informatrix, respectively. Refer to the Company's previously filed Annual Report on Form 10-K and Registration Statement on Form S-1 effective February 11, 1999 for additional information.

The following pro forma adjustments for the BITC and Informatrix acquisition are reflected in the pro forma condensed consolidated statement of operations for the year ended December 31, 1998:

Unaudited Pro Forma Adjustments to Condensed Statements of Operations
---------------------------------------------------------------------

(h) Reflects the elimination of editorial and operational costs charged by VerticalNet to Informatrix to maintain Informatrix's vertical trade community.

(i) Reflects the elimination of interest expense incurred by Informatrix on indebtedness to VerticalNet.

(j) Represents additional amortization expense for the year ended December 31, 1998 relating to goodwill based upon the estimated useful life of 36 months.

Note 5: PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE:

The weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation for the year ended December 31, 1998, includes 34,897 and 44,997 shares of Company common stock issued in the acquisition of LabX and Techspex, respectively, and 36,220 incremental shares that would have been outstanding from the acquisition of Informatrix, as if all of the acquisitions had occurred on Janurary 1, 1998. For the six months ended June 30, 1999, the weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation includes 34,897 shares of Company common stock issued in the acquisition of LabX and 41,782 incremental shares that would have been outstanding from the acquisition of Techspex and the additional consideration given to Informatrix shareholders, as if these acquisitions had occurred on Janurary 1, 1999.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  August 12, 1999              VERTICALNET, INC.

                                          By:  /s/  Gene S.  Godick
                                               --------------------
                                          Name:  Gene S. Godick
                                          Title:  Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

2.1 Stock Purchase Agreement by and among VerticalNet, Inc., 4052995 Manitoba Ltd., LabX Technologies Inc., Robert A. Kafato, Joan A. Kafato, Kenneth K. Piech, and Ronald K. Randall


23.1           Consent of Arthur Andersen LLP